UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

January 18, 2017

APX GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-191132-02 (Commission File Number)	46-1304852 (IRS Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01.	Other Events.

In connection with a proposed financing transaction by APX Group Holdings, Inc. (the “Company” or “Vivint”) and certain of its subsidiaries, on January 18, 2017, the following information will be provided to potential investors.

Recent Developments

Vivint Flex Pay Plan

On January 3, 2017, the Company announced the introduction of the “Vivint Flex Pay” plan. Under the Vivint Flex Pay plan, the Company will (i) launch a program (the “Consumer Financing Program”) pursuant to which it will offer to qualified customers in the United States an opportunity to finance the purchase of products (the “Products”) used in connection with Vivint’s smart home and security services and (ii) offer retail installment contracts (“RICs”) with respect to the Products to certain other customers who will not qualify for the Consumer Financing Program. Under the Vivint Flex Pay plan, customers will pay separately for the Products and Vivint’s smart home and security services. Alternatively, customers will be able to purchase the Products with cash or credit card.

Under the Consumer Financing Program, qualified customers will be eligible for installment loans provided by a third party financing provider of up to $4,000 for either a 42 or 60 month term. In connection with the Consumer Financing Program, a subsidiary of the Company entered into an agreement (the “CFP Agreement”) with Citizens Bank, N.A. (“Citizens”) pursuant to which Citizens will be the exclusive provider of installment loans under the Consumer Financing Program for Vivint’s customers who are eligible for such loans. Pursuant to the CFP Agreement, Vivint will pay a monthly fee to Citizens based on the average daily balance of the loans provided by Citizens outstanding and Citizens and Vivint will share liability for credit losses, with Vivint being responsible for approximately 5% to 100% of lost principal balances, depending on factors related to a customer’s creditworthiness as specified in the CFP Agreement. The initial term of the CFP Agreement is five years, subject to automatic, one-year renewals unless terminated by either party in accordance with its terms.

Vivint will initially offer RICs to certain customers who do not qualify to participate in the Consumer Financing Program (including customers in Canada), but qualify under Vivint’s historical underwriting criteria, and may establish credit programs either directly or through an affiliate or pursuant to an agreement with a third party to provide installment loans or similar products to such customers.

Appointment of Scott Hardy as Chief Operating Officer

On December 15, 2016, the Company appointed Scott Hardy to serve as the Company’s Chief Operating Officer effective December 15, 2016. Mr. Hardy succeeded David Bywater, who resigned on December 15, 2016 to accept the role of President and CEO of Vivint Solar, Inc. (“Solar”) on a permanent basis.

Amendment to Marketing and Customer Relations Agreement with Solar

In the fiscal quarter ended December 31, 2016, the Company amended its Marketing and Customer Relations Agreement with Solar to update certain terms and conditions governing existing cross-marketing initiatives and to implement new cross-marketing initiatives including a three-month pilot program with the purpose of exploring potential opportunities for each company to offer, sell and integrate the other company’s respective products and services with its standard product offering.

Nextlink Spectrum Leases

In the fiscal quarter ended December 31, 2016, the Company’s subsidiary Vivint Wireless, Inc. (“Vivint Wireless”), entered into spectrum lease agreements with Nextlink Wireless, LLC and XO Communications Services, LLC (collectively, “Nextlink”). Under the spectrum lease agreements Vivint Wireless is obligated to make periodic payments to Nextlink over the next seven years in an aggregate amount of approximately $42 million, at the end of which time Vivint Wireless may exercise a $1 purchase option for each leased wireless spectrum asset.

Risk Factors

The Company’s recently announced Vivint Flex Pay plan is a new business model that may subject Vivint to additional risks.

On January 3, 2017, the Company announced the introduction of the “Vivint Flex Pay” plan. Under the Vivint Flex Pay plan, the Company expects to (i) launch a Consumer Financing Program in the first quarter of fiscal 2017, pursuant to which it will offer to qualified customers in the United States an opportunity to finance the purchase of Products used in connection with Vivint’s smart home and security services and (ii) offer RICs with respect to the Products to certain other customers who will not qualify for the Consumer Financing Program. Under the Vivint Flex Pay plan, customers will pay separately for the Products and Vivint’s smart home and security services. Alternatively, customers will be able to purchase the Products with cash or credit card.

There can be no assurance that the Vivint Flex Pay plan will be successful. If the Vivint Flex Pay plan is not favorably received by customers or is otherwise not performing as intended by Vivint, it could have an adverse effect on Vivint’s business, subscriber growth rate, financial condition and results of operations. In addition, reductions in consumer lending and/or the availability of consumer credit under the Vivint Flex Pay plan could limit the number of customers with the financial means to purchase the Products and thus limit the number of customers who are able to subscribe to Vivint’s smart home and security services. There is no assurance that Citizens or other companies will continue to provide customers with access to credit or that credit limits under such arrangements will be sufficient. Such restrictions or limitations on the availability of consumer credit or unfavorable reception of the Vivint Flex Pay plan by potential customers could have a material adverse impact on the Company’s business, results of operations, financial condition and cash flows.

In addition, the Vivint Flex Pay plan subjects the Company to additional regulatory requirements and compliance obligations. Vivint may face the risk of increased consumer complaints, potential supervision, examinations or enforcement actions by federal and state licensing and regulatory agencies and/or penalties for violation of financial services, consumer protections and other applicable laws and regulations. Vivint will also offer RICs to its Canadian customers, and as a result will be subject to additional regulatory requirements in Canada. In the future, Vivint may elect to offer installment loans and other financial services products similar to the Consumer Financing Program directly to qualified customers. If Vivint elects to offer such financial services directly, this may further expand its regulatory and compliance obligations.

The outcome of the U.S. presidential election and the policies of the incoming administration may impact Vivint’s business, financial condition and results of operations.

On November 8, 2016, Donald J. Trump was elected the next president of the United States. While it is uncertain at this time how the results of the U.S. 2016 presidential and other elections could affect Vivint’s business, as a candidate, President-Elect Trump questioned certain existing and proposed trade agreements, like NAFTA and TPP, and raised the possibility of greater restrictions on trade generally and significant increases on tariffs on goods imported into the United States, particularly from China.

Changes in U.S. social, political, regulatory and economic conditions or in laws and policies governing foreign trade, manufacturing, development and investment could adversely affect Vivint’s business. For example, the imposition of tariffs or other trade barriers with other countries, particularly with China, could increase Vivint’s costs and reduce the competitiveness of Vivint’s product and service offerings. In addition, according to publicly released statements, a top legislative priority of the Trump administration and the next Congress may be significant reform of the Internal Revenue Code of 1986, as amended, including significant changes to taxation of business entities and the deductibility of interest expense.

While there is currently a substantial lack of clarity around the likelihood, timing and details of any such policies and reforms, such policies and reforms may materially and adversely affect Vivint’s business, financial condition and results of operations and the value of its securities.

This Current Report on Form 8-K includes forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995 regarding, among other things, the Company’s expectations with respect to the Vivint Flex Pay plan and associated financing arrangements. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those discussed in this report and in the “Risk Factors” section of the Company’s annual report on form 10-K for the year ended December 31, 2015, filed with the Securities Exchange Commission (SEC), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are available on the SEC’s website at www.sec.gov, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:

•	risks of the smart home and security industry, including risks of and publicity surrounding the sales, subscriber origination and retention process;

•	the highly competitive nature of the smart home and security industry and product introductions and promotional activity by the Company’s competitors;

•	litigation, complaints or adverse publicity;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional, and national economic conditions, crime, weather, demographic trends and employee availability;

•	adverse publicity and product liability claims;

•	increases and/or decreases in utility and other energy costs, increased costs related to utility or governmental requirements;

•	cost increases or shortages in smart home and security technology products or components; and

•	the impact to the Company’s business, results of operations, financial condition, regulatory compliance and customer experience of the Vivint Flex Pay plan.

In addition, the origination and retention of new subscribers will depend on various factors, including, but not limited to, market availability, subscriber interest, the availability of suitable components, the negotiation of acceptable contract terms with subscribers, local permitting, licensing and regulatory compliance, and the Company’s ability to manage anticipated expansion and to hire, train and retain personnel, the financial viability of subscribers and general economic conditions.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report on Form 8-K are more fully described in the “Risk Factors” section of the Company’s annual report filed on Form 10-K for the year ended December 31, 2015 as such factors may be updated from time to time in the Company’s periodic filings with the SEC. The risks described in “Risk Factors” are not exhaustive. New risk factors emerge from time to time and it is not possible for the Company to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the Company’s business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

APX GROUP HOLDINGS, INC.

By:	/s/ Dale Gerard

Name: Dale Gerard
Title: Senior Vice President of Finance and Treasurer

Date: January 18, 2017

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